SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Check the appropriate box:

[ ]      Preliminary Information Statement    [ ]  Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14c-5(d)(2))
[X]      Definitive Information Statement

                   Jupiter Marine International Holdings, Inc.
                   -------------------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

                   Jupiter Marine International Holdings, Inc.
                              3391 S.E. 14th Avenue
                         Port Everglades, Florida 33316

                              INFORMATION STATEMENT

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

                                     GENERAL

         This Information Statement is being furnished to the stockholders of Jupiter Marine International Holdings, Inc., a Florida corporation (the "Company"), in lieu of an Annual Meeting in connection with the following proposals (the "Proposals"):

         1. To elect 3 members to the Company's Board of Directors to hold office until the Company's annual meeting of stockholders to be held in 2006 and until their successors are duly elected and qualified;
         2. To ratify the appointment of Spicer, Jeffries LLP as independent auditors of the Company for the fiscal year ending July 31, 2005.
         3. To increase the number of shares of common stock available under the 2004 Management and Director Equity Incentive and Compensation Plan to 5,300,000 shares.

         This Information Statement is being sent in lieu of an annual meeting. The Company has adopted the Proposals by the written consent of stockholders holding a majority of the voting power of the Company.

         At a meeting of the Board of Directors held on November 19, 2004, all the members of the Company's Board of Directors approved and recommended that the Proposals be accepted. The Company's stockholders holding a majority of the voting power of the Company approved the Proposals, pursuant to a written consent dated November 19, 2004. The Company anticipates that the effective date of the Proposals will occur on January 11, 2005 (the "Effective Date"). If the Proposals were not adopted by written consent, it would have been required to be considered by the Company's stockholders at a special or annual stockholders' meeting convened for the specific purpose of approving the Proposals.

         The elimination of the need for a special or annual meeting of stockholders to ratify or approve the Proposals is authorized by Section
607.0704 of the Florida Business Corporation Act (the "FBCA") and the Company's Bylaws, which provides that the written consent of stockholders holding at least a majority of the voting power may be substituted for such a special or annual meeting. In order to eliminate the costs and management time involved in holding an annual meeting and in order to effect or ratify the Proposals as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of stockholders holding a majority of the voting power of the Company.

         Carl Herndon, Sr., Lawrence Tierney, Carl Herndon, Jr. and Kerry Clemmons beneficially own in the aggregate 6,671,002 shares of common stock of the Company, representing approximately 52.1% of the voting power of the Company, gave their written consent to the Proposals described in this Information Statement on November 19, 2004. It is proposed that this Information Statement will be first sent to the stockholders on or about December 21, 2004. The record date established by the Company for purposes of determining the number of outstanding shares of common stock of the Company, and thus the voting power, is November 19, 2004 (the "Record Date").

         The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under the FBCA. No additional action will be undertaken by the Company with respect to the receipt of the written consents, and no dissenters' rights under the FBCA are afforded to the Company's stockholders as a result of the adoption of the Proposals.

OUTSTANDING VOTING STOCK OF THE COMPANY

         As of the Record Date, there were 12,804,391 shares of common stock outstanding. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders. Carl Herndon, Sr., Lawrence Tierney, Carl Herndon, Jr. and Kerry Clemmons have voted an aggregate 6,671,002 shares of common stock in favor of the Proposals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the Company's common stock beneficially owned on the Record Date by: (1) each shareholder known by the Company to be the beneficial owner of five (5%) percent or more of the Company's outstanding common stock, (2) each of the Company's executive officers and directors, and (3) all executive officers and directors as a group. Unless otherwise disclosed, the address for the shareholders below is 3391 S.W. 14th Avenue, Fort Lauderdale, Florida 33316. On the Record Date there were approximately 12,804,391 shares of common stock outstanding. This excludes: an aggregate of 2,356,200 shares of Common Stock issuable upon the exercise of options; 1,533,616 shares of Common Stock issuable upon conversion of 766,808 shares of Series C Preferred Stock; and 150,000 shares of Common Stock issuable upon the exercise of warrants granted to the holders of three short term notes.

                                          Number of Beneficially            Percentage of Outstanding
         Name and Address                      Owned Shares                 Shares Beneficially Owned
         ----------------                      ------------                 -------------------------
         Carl Herndon                            6,346,036(1)                         47.8%
         Lawrence Tierney                        1,266,218(2)                          9.8%
         Carl Herndon, Jr.                         583,750(3)                          4.6%
         Kerry Clemmons                            300,000(4)                          2.4%
         Officers and Directors as a Group       8,496,004                            59.7%
         (4 persons)
         ----------------

(1) Includes (i) 600,000 shares of Common Stock issuable upon the exercise of options at exercise prices between $.50 and $1.00 per share expiring July 27, 2006 and (ii) 250,000 shares of Common Stock issuable upon the exercise of options at an exercise price of $.15 per share expiring May 6, 2009.
(2) Includes (i) 250,000 shares of Common Stock issuable upon the exercise of options at exercise prices between $.50 and $1.00 per share expiring July 27, 2006 and (ii) 200,000 shares of Common Stock issuable upon the exercise of options at an exercise price of $.14 per share expiring May 6, 2009.
(3) Includes (i) 250,000 shares of Common Stock issuable upon the exercise of options at exercise prices between $.50 and $1.00 per share expiring July 27, 2006 and (ii) 100,000 shares of Common Stock issuable upon the exercise of options at an exercise price of $.14 per share expiring May 6, 2009.
(4) Includes 150,000 shares of Common Stock issuable upon the exercise of options at an exercise price of $.14 per share expiring May 6, 2009.

                                   Proposal 1
                                   ----------

                              ELECTION OF DIRECTORS

Nominees and Directors.
-----------------------

         The Company's Bylaws permits the Board of Directors to fix the number of directors at not less than one nor more than nine.

         Three directors will be elected at the Annual Meeting. The nominees for directors will serve until the annual meeting of stockholders to be held in 2006 and until his successor is duly elected and qualified. Carl Herndon, Lawrence Tierney and Kerry Clemmons currently serve as directors.

         All nominees have consented to being named herein and have indicated their intention to serve as directors of the Company, if elected. In case any of the nominees become unavailable for election to the Board of Directors, which is not anticipated, vacancies on the Board may be filled by the remaining director or directors, even though less than a quorum, for the unexpired term of such vacant position.

         The following persons have been nominated for election to the Board of
Directors:

         Name                      Age      Position
         ----                      ---      --------
         Carl Herndon              65       Chairman of the Board of Directors
         Lawrence Tierney          58      Director
         Kerry D. Clemmons         60       Director

Business Experience.
-------------------

         Carl Herndon, Sr. - Mr. Herndon has been president, chief executive officer and a director of JMIH since its inception on May 19, 1998. Mr. Herndon has also served as president, chief executive officer and a director of JMI since May 15, 1998. Between 1973 and 1997, Mr. Herndon was president, chief executive officer, director and sole shareholder of Blackfin Yacht Corporation, a Fort Lauderdale, Florida based designer, manufacturer and seller of sportfishing boats. Between 1993 and 1995, Mr. Herndon was president and chief executive officer of Bertram Yacht Corporation in Miami, Florida. During Mr. Herndon's tenure as officer and director of Blackfin, Blackfin filed for Chapter 11 Bankruptcy Reorganization protection. The bankruptcy proceeding was subsequently converted to a Chapter 7 proceeding. Carl Herndon is the father of Carl Herndon, Jr., the Company's vice president of sales and marketing.

         Lawrence Tierney - On July 27, 2001 Mr. Tierney joined JMIH as vice president, chief financial officer and secretary. Mr. Tierney served JMIH as a director and consultant from January 1999 through his appointment as an executive officer and director. From April 1997 to July 2001, Mr. Tierney was the owner of Aamco Transmissions of Plant City, Florida. From March 1995 to March 1997, Mr. Tierney was chief financial officer of MAKO Marine International, Inc., a manufacturer of high quality offshore fishing boats. From June of 1993 to March of 1995, Mr. Tierney served as chief financial officer of Chris Craft Boats, a wholly owned subsidiary of Outboard Marine Corporation
(OMC) a full line manufacturer of power boats. From June 1991 to June 1993, Mr. Tierney held the position of chief operating officer of Chris Craft Boats. From August 1986 to June 1991, Mr. Tierney was senior vice president of finance for Chris Craft. Mr. Tierney is a certified public accountant.

         Kerry D. Clemmons - For ten years Mr. Clemons has served the American Red Cross of Greater Miami and Florida Keys in various capacities, including board member, chairman (1999-2001) and CEO (2002-2003). From 1999 through 2001 he was a consultant for Arthur Andersen in mergers and acquisitions. He also served as senior vice president of John Alden Financial Corporation from 1982 through 1990 and senior vice president of MasTec from 1998 through 1999. Mr. Clemmons holds a masters and doctorate degrees from Nova Southeastern University located in Davie, Florida.

Code of Ethics.
---------------

         The Company has adopted a Code of Ethics that applies to the Company's executive officers and directors. The Code of Ethics provides written standards that are reasonably designed to deter wrongdoing and to promote: (i) honest and ethical conduct, including the ethical handling of actual or parent conflicts of interests between personal and professional relationships; (ii) full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company; (iii) compliance with applicable governmental laws, rules and regulations; (iv) the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and (v) accountability for adherence to the Code. The complete text of the code is contained as an exhibit to the Company's annual report on Form 10-KSB for the fiscal year ended July 31, 2004.

Information Concerning the Board of Directors.
----------------------------------------------

         During the year ended July 31, 2004 the Company's Board of Directors held four meetings. Each member of the Board participated in each action of the Board.

Committees of the Board of Directors.
-------------------------------------

         During the year ended July 31, 2004, the Board of Directors, acting as an audit committee, met to review the professional services provided by our independent auditors, the independence of our auditors from our management, our annual financial statements and our system of internal accounting controls. Effective August 2004, the Company has established an audit committee consisting of Lawrence Tierney and Kerry Clemmons. Mr. Tierney and Mr. Clemmons are considered by the Company to each qualify as a "financial expert." Effective August 2004, the Company's Board of Directors has adopted a written Charter of the audit committee. Kerry Clemmons, a member of the audit committee, is deemed independent, as defined under the Securities Exchange Act of 1934. The Board of Directors, acting as the audit committee, met one time during fiscal year ended July 31, 2004.

         The Company does not have a formal compensation committee. The Board of Directors, acting as a compensation committee, periodically meets to discuss and deliberate on issues surrounding the terms and conditions of executive officer compensation, including base salaries, bonuses, awards of stock options and reimbursement of certain business related costs and expenses.

         The Company's nominating committee consists of Carl Herndon and Lawrence Tierney. The Nominating committee recommends candidates who will be nominated as management's slate of directors at each annual meeting of stockholders. The Nominating Committee will also consider candidates for directors nominated by stockholders. A stockholder who wishes to submit a candidate for consideration at the annual meeting of stockholders to be held in

2006, must notify the Secretary of the Company, in writing, no later than October 1, 2005. The written notice must include information about each proposed nominee, including name, age, business address, principal occupation, shares beneficially owned and other information required to be included in proxy solicitations. The nomination notice must also include the nominating stockholder's name and address, the number of shares beneficially owned and a statement that such stockholder intends to nominate his candidate. A statement from the candidate must also be furnished, indicating the candidate's desire and ability to serve as a director. Adherence to these procedures is a prerequisite to a stockholder's right to nominate a candidate for director at the annual meeting.

Audit Committee Report.
-----------------------

         The Securities and Exchange Commission rules now require the Company to include in its proxy statement a report from the audit committee of the Board. The following report concerns the audit committee's activities regarding oversight of the Company's financial reporting and auditing process.

         During fiscal year ended July 31, 2004, the Company did not have a formal audit committee. The Company's Board of Directors acted as the audit committee during the year ended July 31, 2004.

         The purpose of an audit committee is to assist the Board of Directors in its general oversight of the Company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company's independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

         The audit committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the audit committee certify that the independent auditor is "independent" under applicable rules. The audit committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the audit committee's members in business, financial and accounting matters.

         Among other matters, the audit committee monitors the activities and performance of the Company's internal and external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The audit committee and the Board have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company's independent auditor. The audit committee also reviews the results of the internal and external audit work with regard to the adequacy and appropriateness of the Company's financial, accounting and internal controls. Management and independent auditor presentations to and discussions with the audit committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor. In addition, the audit committee generally oversees the Company's internal compliance programs.

         The audit committee has reviewed and discussed the consolidated financial statements with management and the independent auditor, management represented to the audit committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the independent auditor represented that its presentations included the matters required to be discussed with the independent auditor by Statement on Auditing Standards No. 61, as amended, "Communication with audit committees."

         The Company's independent auditor also provided the audit committee with the written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with audit committees," and the Committee discussed with the independent auditor that firm's independence.

         Following the audit committee's discussions with management and the independent auditor, the audit committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's annual report on Form 10-KSB for the year ended July 31, 2004.

                                              Submitted by the
                                              Board of Directors, Sitting as
                                              the Audit Committee:

                                              /s/ Lawrence S. Tierney
                                              -----------------------


                                              /s/ Kerry Clemmons
                                              -----------------------


                                              /s/ Carl Herndon
                                              -----------------------

Report of the Board of Directors on Executive Compensation.
----------------------------------------------------------

         The following statement made by certain members of the Board of Directors, sitting as a Compensation Committee, shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under either of such Acts.

         The Company does not have a formal compensation committee. The Board of Directors, acting as a compensation committee, periodically meets to discuss and deliberate on issues surrounding the terms and conditions of executive officer compensation, including base salaries, bonuses, awards of stock options and reimbursement of certain business related costs and expenses.

         In determining the compensation of the Company's executive officers, the Board of Directors takes into account all factors which it considers relevant, including business conditions, in general, and in the Company's line of business during the year in light of such conditions, the market compensation for executives of similar background and experience, the performance of the Company, in general, and the performance of the specific executive officer under consideration, including the business area of the Company for which such executive officer is responsible. In light of these factors, the Board of Directors determined that the payment of discretionary bonuses to executive officers was appropriate for the fiscal year ended July 31, 2004.

         The Board of Directors also believes that granting stock options provides an additional incentive to executive officers to continue in the service of the Company and gives them an interest similar to stockholders in the success of the Company. In the future, the Board of Directors intends to make use of stock options, along with other traditional salary and bonus components of executive compensation packages, to provide incentives to attract and maintain qualified executive officers.

                                                     Submitted by certain
                                                     members of the Board of
                                                     Directors, Sitting as a
                                                     Compensation Committee:

                                                     /s/  Carl Herndon, Sr.
                                                     -----------------------

                                                     /s/  Lawrence S. Tierney
                                                     -----------------------
Compensation Committee and Insider Participation.
-------------------------------------------------

         The current Board of Directors includes Carl Hernond and Lawrence S. Tierney, who serve as executive officers of the Company. As a result, these directors discuss and participate in deliberations of the Board of Directors on matters relating to the terms of their respective executive compensation. In this regard, a director whose executive compensation is voted upon by the Board of Directors must abstain from such vote.

Section 16(a) Beneficial Ownership Reporting Compliance.
--------------------------------------------------------

         Based solely upon a review of Forms 3, 4, and 5, and amendments thereto, and reports, furnished to the Company for the fiscal year ended July 31, 2004, none of the Company's directors, officers, or shareholders beneficially owning more than 10% of any class of equity securities of the Company, failed to file any forms necessary under Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year.

Executive Compensation
----------------------

                           Summary Compensation Table
                           --------------------------

         The following table sets forth information relating to the compensation paid by the Company during the last three fiscal years to: the Company's president and chief executive officer and each of the Company's executive officers who earned more than $100,000 during any fiscal year.

-------------------------- ------- --------------------------------------- ----------------------------------------------------
                                            Annual Compensation                          Long-Term Compensation
-------------------------- ------- --------------------------------------- ----------------------------------------------------
                                                                                    Awards                    Payouts
-------------------------- ------- --------------- ---------- ------------ -------------------------- -------------------------
                                                                                         Securities
                                                                 Other                     Under-
                                                                Annual      Restricted      Lying
                                                                Compen-       Stock       Options/       LTIP       All Other
   Name and Principal                 Salary         Bonus      sation       Award(s)       SARs       Payouts    Compensation
        Position            Year        ($)           ($)         ($)          ($)           (#)         ($)           ($)
-------------------------- ------- --------------- ---------- ------------ ------------- ------------ ----------- -------------
Carl Herndon, Sr. CEO
and President              2004    $181,576           ---         ---          ---         250,000       ---          (6)
-------------------------- ------- --------------- ---------- ------------ ------------- ------------ ----------- -------------
                           2003    $175,000           ---         ---          ---           ---         ---          ---
-------------------------- ------- --------------- ---------- ------------ ------------- ------------ ----------- -------------
                           2002    $175,000(1)        (2)         ---          ---         150,000       ---          ---
-------------------------- ------- --------------- ---------- ------------ ------------- ------------ ----------- -------------
Lawrence Tierney
CFO                        2004    $104,223           ---         ---          ---         200,000       ---          (6)
-------------------------- ------- --------------- ---------- ------------ ------------- ------------ ----------- -------------
                           2003    $113,712           (4)         ---          ---         100,000       ---          ---
-------------------------- ------- --------------- ---------- ------------ ------------- ------------ ----------- -------------
                           2002    $100,000(3)        ---         ---          ---           ---         ---          ---
-------------------------- ------- --------------- ---------- ------------ ------------- ------------ ----------- -------------
Carl Herndon, Jr.,
Vice President             2004    $0(5)              ---         ---          ---         100,000       ---          ---
-------------------------- ------- --------------- ---------- ------------ ------------- ------------ ----------- -------------
                           2003    $105,000           ---         ---          ---           ---         ---          ---
-------------------------- ------- --------------- ---------- ------------ ------------- ------------ ----------- -------------
                           2002    $100,000           ---         ---          ---           ---         ---          ---
-------------------------- ------- --------------- ---------- ------------ ------------- ------------ ----------- -------------

(1) $8,750 of Mr. Herndon's salary has been converted into 51,471 shares of common stock valued at $.17 per share.
(2) Value of 150,000 shares of common stock underlying options exercisable at $.10 per share issued July 25, 2002. Options have been exercised.
(3) $28,750 of Mr. Tierney's salary has been converted into 169,117 shares of common stock valued at $.17 per share.
(4) Value of 100,000 shares of common stock underlying options exercisable at $.10 per share issued July 25, 2002. Options have been exercised.
(5)      Mr. Herndon was granted a leave of absence from July 2003 through May
         2004.
(6) Mr. Herndon and Mr. Tierney each purchased a boat from the Company at cost.

Stock Option and SAR Issuances
------------------------------

       The table below provides a summary of individual grants of stock options and SARs made during the last fiscal year to each of the named officers included in the Summary Compensation Table.

                                   OPTIONS/SAR GRANTS IN THE LAST FISCAL YEAR
--------------------------------------------------------------------------------------------------------------------
                                       Number of
                                       Shares of
                                      Common Stock   Percentage of
                                       Underlying    Total Options
               Name                     Options         Granted          Exercise Price          Expiration Date
--------------------------------------------------------------------------------------------------------------------
Carl Herndon, Sr.                       250,000             25%                $.15                  5/6/09
--------------------------------------------------------------------------------------------------------------------
Lawrence Tierney                        200,000             20%                $.14                  5/6/09
--------------------------------------------------------------------------------------------------------------------
Carl Herndon, Jr.                       100,000             10%                $.14                  5/6/09
--------------------------------------------------------------------------------------------------------------------

Option Exercises and Holdings
-----------------------------

       The table below provides a summary of each exercise of stock options or SARs during the last fiscal year by each person named in the Summary Compensation Table and the unexercised options held as of the end of the fiscal year. The closing sale price of the Company's Common Stock on July 31, 2004, as reported by the OTCBB was $.14 per share. The value of unexercised in the money options is calculated by multiplying the difference between $.14 and the option exercise price by the number of shares of Common Stock underlying the options.

                    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
--------------------------------------------------------------------------------------------------------------------
                                                                                Number of
                                                                               Securities             Value Of
                                                                               Underlying           Unexercised
                                                                               Unexercised          In-The-Money
                                                                              Options/SARs           Options/SARs
                                                                           at Fiscal Year-End    at Fiscal Year-End
                                         Shares            Value                  (#)                   ($)
                                      Acquired On        Realized             Exercisable/           Exercisable/
     Name                             Exercise (#)          ($)              Unexercisable          Unexercisable
--------------------------------------------------------------------------------------------------------------------
Carl Herndon, Sr.                         ----             ----                850,000/0 (1)         -0-/-0-
--------------------------------------------------------------------------------------------------------------------
Lawrence Tierney                          ----             ----                450,000/0 (2)         -0-/-0-
--------------------------------------------------------------------------------------------------------------------
Carl Herndon, Jr.                         ----             ----                350,000/0 (3)         -0-/-0-
--------------------------------------------------------------------------------------------------------------------

(1) Mr. Herndon received options to purchase 600,000 shares of common stock during fiscal year 1999 exercisable at prices ranging from $.50 to $1.00. The exercise period of these options were extended to July 27, 2006 from November 10, 2003 during fiscal year 2001. During fiscal year 2004 Mr. Herndon received options to purchase 250,000 shares of common stock exercisable at $.15 per share through May 6, 2009.
(2) Options are exercisable at prices ranging from $.50 per share to $1.00 per share until July 27, 2006. 100,000 options are exercisable at $.10 per share until July 27, 2007. During fiscal year 2004 Mr. Tierney received options to purchase 200,000 shares of common stock exercisable at $.14 per share through May 6, 2009.
(3) Options are exercisable at prices ranging from $.50 per share to $1.00 per share until July 27, 2006. During fiscal year 2004 Mr. Herndon received options to purchase 100,000 shares of common stock exercisable at $.14 per share through May 6, 2009.

Securities Authorized for Issuance Under Equity Compensation Plans
------------------------------------------------------------------

         The following table provides information as of the Record Date about the Company's Common Stock that may be issued upon the exercise of options granted to employees or members of the Board of Directors under all of the Company's existing equity compensation plans.

--------------------------------------------------------------------------------------------------------------------
                                                                                              Number of securities
                                                                                              remaining available
                                                                                              for future issuance
                                                                                                  under equity
                                        Number of securities                                       compensation
                                          to be issued upon      Weighted-average exercise       plans [excluding
                                             exercise of           price of outstanding       securities reflected
         Plan Category                   outstanding options               options                in column (a)]
--------------------------------------------------------------------------------------------------------------------
Equity compensation plans approved by
security holders                              1,000,000                      $.147                        2,300,000
--------------------------------------------------------------------------------------------------------------------
Equity compensation plans not
approved by security holders                  1,850,000                      $.47                              None
--------------------------------------------------------------------------------------------------------------------
Total                                         2,850,000
--------------------------------------------------------------------------------------------------------------------

Director Compensation.
----------------------

         Members of the Company's Board of Directors have historically not received compensation for their service on the Board. However, independent members of the Company's Board of Directors will receive $500 per Board meeting and be reimbursed for their expenses in attending Board meetings.

Employment Agreements.
----------------------

         Carl Herndon, Sr., CEO. On July 27, 2001, JMIH entered into a new five-year employment agreement with Mr. Herndon with two one year renewal options. The agreement obligates Mr. Herndon to devote all his time to supervising, designing and manufacturing boats as president and chief executive officer of the Company. Mr. Herndon will earn an initial base salary of $175,000 per year. Such base salary shall automatically increase by five percent each year unless additional increases are authorized. Mr. Herndon's shall also receive, as additional compensation a bonus based on the Company's pre tax profit. The terms of the employment agreement included an extension of the term of Mr. Herndon's options to purchase 600,000 shares of common stock of the Company at prices between $.50 and $1.00 per share from November 10, 2003 to July 26, 2006. In addition, the vesting of such options was accelerated from vesting equally over the original five year term to immediate vesting. The employment agreement includes non-compete and confidentiality provisions.

         Lawrence Tierney, CFO. On July 27, 2001, JMIH entered into a five-year employment agreement with Lawrence Tierney with two one-year renewal options. The agreement obligates Mr. Tierney to devote all his time to supervising the financial and administrative functions of the Company's as vice president and chief financial officer. Mr. Tierney will earn an initial base salary of $100,000 per year. Such base salary shall automatically increase by five percent each year unless additional increases are authorized. Mr. Tierney shall also receive, as additional compensation a bonus based on the Company's pre tax profit. The employment agreement also entitles Mr. Tierney to an aggregate of options to purchase 250,000 shares of common stock of the Company at prices between $.50 and $1.00 per share over a period of five years from July 27, 2001. The employment agreement includes non-compete and confidentiality provisions.

         Carl Herndon, Jr. Vice President Sales and Operations. On July 27, 2001, the Company entered into a five-year employment agreement with Carl Herndon, Jr. with two one-year renewal options. During July 2003 and through May 2004, Mr. Herndon was granted a leave of absence due for family medical reasons. Mr. Herndon resumed full time duties during May 2004. The agreement obligates Mr. Herndon to devote all his time to supervising the sale and operational functions of the Company's as vice president sale and operations. Mr. Herndon will earn an initial base salary of $100,000 per year. Such base salary shall automatically increase by five percent each year unless additional increases are authorized. Mr. Herndon shall also receive, as additional compensation a bonus based on the Company's pre tax profit. The employment agreement also entitles Mr. Herndon to an aggregate of options to purchase 250,000 shares of common stock of the Company at prices between $.50 and $1.00 per share exercisable over a period of five years commencing on July 27, 2001. The employment agreement includes non-compete and confidentiality provisions.

Certain Relationships and Related Transactions.
-----------------------------------------------

         Mr. Herndon personally owns the Company's manufacturing facility in Port Everglades, Florida. On July 27, 2001, the Company entered into a new lease agreement with Mr. Herndon in which the Company leases the manufacturing facility for a period of five years at $5.37 per square foot or $14,383 per month. The Company believes that the lease agreement between the Company and Mr. Herndon was consummated on terms no less favorable than with an unrelated party.

         During November 2001 the Company negotiated a $250,000 revolving line of credit with a financial institution which expired November 2002 and was subsequently extended through December 2004 and increased to $500,000. The note on the line of credit bears interest at the financial institution index rate plus 2% (6.25% at July 31, 2004). The note is collateralized by all of the Company's assets and is personally guaranteed by Carl Herndon, president of the Company. In consideration for providing a personal guarantee on the renewed note, Mr. Herndon received 541,667 shares of common stock during fiscal year 2004. The Company believes the compensation paid to Mr. Herndon was on terms equal to, or better than, terms that could have been obtained from an independent third party.

         During February 2002 the Company negotiated a $150,000 revolving line of credit with a financial institution for the purchase of outboard engines. The note on the line of credit was subsequently extended through February 1, 2005 and increased to $200,000. The note is personally guaranteed by Carl Herndon, president of the Company. In consideration for providing a personal guarantee on the renewed note, Mr. Herndon received 216,667 shares of common stock during fiscal year 2004.

         On November 21, 2002 Triton International Holdings, Inc. sold a $350,000 Promissory Note issued by the Company in January 1998 to Carl Herndon and Lawrence Tierney. The Note was only sold to Messrs. Herndon and Tierney after the Company was unable to satisfy payment of the Note, despite seeking financing from unrelated third parties on the same or similar terms. Pursuant to the terms of the Note, Herndon and Tierney received an aggregate of 1,808,098 shares of the Company's common stock which would otherwise have been issued to Triton pursuant to the Note and 500,000 shares of the Company common stock held by Triton. In connection with the purchase of the Note, Herndon and Tierney extended the term of the Note through February 14, 2004 and subsequently agreed to extend to February 14, 2006. Herndon and Tierney received a total of 455,011 shares of the Company's stock for extending the note to February 14, 2006.

         Herndon and Tierney paid Triton $400,000 (the "Purchase Price") payable in the amount of $150,000 cash and a Secured Promissory Note in the principal amount of $250,000. The Secured Promissory Note is secured by a first mortgage on real estate owned by Mr. Herndon and leased to the Company.

         In consideration for delivery of the Purchase Price, Triton transferred and assigned to Herndon (1) all right, title and interest under the Security Agreement by and between the Company and Triton; (2) and all right, title and interest under the Management Agreement by and between the Company and Triton dated January 1999. Mr. Herndon has cancelled the Management Agreement and forgiven all outstanding fees and obligations due under the Management Agreement.

         During fiscal year ended July 31, 2004 Mr. Herndon and Mr. Tierney each purchased a boat from the Company at cost.

                                   Proposal 2
                                   ----------

   PROPOSAL TO RATIFY THE APPOINTMENT OF SPICER, JEFFRIES LLP AS INDEPENDENT
                            AUDITORS OF THE COMPANY

         Pursuant to a written consent, a majority of the Company's stockholders ratified the Board of Directors' engagement of Spicer, Jeffries LLP for the fiscal year ending July 30, 2005. The Company's auditor for prior two fiscal years was Spicer, Jeffries LLP.

Fees to Auditors Fiscal Year ended July 26, 2003.
-------------------------------------------------

         Audit Fees: The aggregate fees, including expenses, billed by Spicer, Jeffries LLP for professional services rendered for the audit of the Company's consolidated financial statements during the fiscal year ending July 26, 2003 and for the review of the Company's financial information included in its quarterly reports on Form 10-QSB during the fiscal year ending July 26, 2003 or services that are normally provided in connection with statutory and regulatory filings or engagements during the fiscal year ending July 26, 2003 was $18,000.

         Audit related Fees: The aggregate fees, including expenses, billed by Spicer, Jeffries LLP for assurance and related services reasonably related to the performance of the Company's audit or review of the Company's financial statements were $-0-.

         Tax Fees: The aggregate fees, including expenses, billed by Spicer, Jeffries LLP for tax compliance, tax advice and tax planning during year 2003 was $-0-.

         All Other Fees: The aggregate fees, including expenses, billed for all other services rendered to the Company by Spicer, Jeffries LLP during year 2003 was $775.

Fees to Auditors Fiscal Year ended July 31, 2004.
-------------------------------------------------

         Audit Fees: The aggregate fees, including expenses, billed by Spicer, Jeffries LLP for professional services rendered for the audit of the Company's consolidated financial statements during fiscal year ending July 31, 2004 and for the review of the Company's financial information included in its quarterly reports on Form 10-QSB during the fiscal year ending July 31, 2004 or services that are normally provided in connection with statutory and regulatory filings or engagements during the fiscal year ending July 31, 2004 was $18,250.

         Audit related Fees: The aggregate fees, including expenses, billed by Spicer, Jeffries LLP for assurance and related services reasonably related to the performance of the Company's audit or review of the Company's financial statements during the year ended July 31, 2004 were $1,648.

         Tax Fees: The aggregate fees, including expenses, billed by Spicer, Jeffries LLP for tax compliance, tax advice and tax planning during year 2004 was $3,865.

         All Other Fees: The aggregate fees, including expenses, billed for all other services rendered to the Company by Spicer, Jeffries LLP during year 2004 was $-0-.

         The audit committee has considered whether the provisions of the services covered above under the captions is compatible with maintaining the auditor's independence.

                                   Proposal 3
                                   ----------

            PROPOSAL TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE UNDER THE 2004 MANAGEMENT AND DIRECTOR EQUITY
              INCENTIVE AND COMPENSATION PLAN TO 5,300,000 SHARES

Generally.
----------

         Pursuant to written consents, the Company's Board of Directors and a majority of the Company's shareholders approved an amendment to the Company's 2004 Management and Director Equity Incentive and Compensation Plan (the "Plan") increasing the number of shares of Common Stock issuable under the Plan upon exercise of options granted to the Company's employees, directors and advisors from 3,300,000 shares to 5,300,000 shares (the "Stock Option Plan Amendment"). A copy of the Plan may be obtained from the Corporate Secretary at the Company's offices at 3391 S.E. 14th Avenue, Fort Lauderdale, Florida 33316.

         The purpose of the Plan is to advance our interests and those of our stockholders by providing a means of attracting and retaining key employees, directors and consultants. In order to serve this purpose, we believe this Plan encourages and enables key employees, directors and consultants to participate in our future prosperity and growth by providing them with incentives and compensation based on our performance, development and financial success. Participants in the Plan may include our officers, directors, other key employees and consultants who have responsibilities affecting our management, development or financial success.

         Our Board of Directors cannot predict what effect, if any, the Stock Option Plan Amendment will have on the market price of our Common Stock.

A Description of the Plan.
--------------------------

         At the Record Date we had 1,000,000 outstanding options under the Plan. Our Board of Directors (or at their discretion a committee of our board members) administers the Plan including, without limitation, the selection of recipients of awards under the Plan, the granting of stock options, restricted share or performance shares, the determination of the terms and conditions of any such awards, the interpretation of the Plan and any other action they deem appropriate in connection with the administration of the Plan.

         Awards may be made under the Plan in the form of Plan options, shares of our Common Stock subject to a vesting schedule based upon certain performance objectives ("performance shares") and shares subject to a vesting schedule based on the recipient's continued employment ("restricted shares"). Plan options may either be options qualifying as incentive stock options under Section 422 of the IRS Code, or options that do not so qualify. Any incentive stock option granted under our Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our Common Stock must be at least 110% of such fair market value as determined on the date of the grant. Only persons who are our officers or other key employees are eligible to receive incentive stock options and performance share grants. Any non-qualified stock option granted under our Plan must provide for an exercise price of not less than ninety percent (90%) of the fair market value of the underlying shares on the date of such grant.

         The term of each Plan option and the manner in which it may be exercised is determined by the Board of Directors, provided that no Plan option may be exercisable more than three years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of our Common Stock, no more than five years after the date of the grant. The exercise price of the stock options may be paid in either:

         -        cash, or
         - delivery of unrestricted shares of our Common Stock having a fair market value on the date of delivery equal to the exercise price, or
         - surrender of shares of our Common Stock subject to the stock option which has a fair market value equal to the total exercise price at the time of exercise, or
         -        a combination of the foregoing methods.

         All Plan options are non-assignable and nontransferable, except by will or by the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by such optionee. At the discretion of the Board of Directors, it may approve the irrevocable transfer, without payment, of non-qualified options to the option holder's spouse, children, grandchildren, nieces or nephews, or to the trustee of a trust for the principal benefit of one or more such persons, or to a partnership whose partners are one or more of such persons. If an optionee's employment is terminated for any reason, other than due to his or her death, disability or termination for cause, or if an optionee is not our employee but is a member of our Board of Directors and his or her service as a director is terminated for any reason, other than due to his or her death or disability, the Plan option granted may be exercised on the earlier of the expiration date or 90 days following the date of termination. If the optionee dies during the term of his or her employment, the Plan option granted to him or her shall lapse to the extent unexercised on the earlier of the expiration date of the Plan option or the date one year following the date of the optionee's death. If the optionee's employment, membership on the Board of Directors or engagement as a consultant terminates by reason of the optionee's retirement, then the Plan option granted may be exercised until the earlier of 90 days following the date of termination or the expiration date. If the optionee is permanently and totally disabled within the meaning of Section 22(c)(3) of the IRS Code, the Plan option granted to him or her lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of such disability.

         At the time of the restricted share grant, the Board of Directors may determine the vesting schedule of such shares and that after vesting, such shares may be further restricted as to transferability or be subject to repurchase by us or forfeiture upon the occurrence of certain events. Awards of restricted shares must be accepted by the participant within 30 days of the grant.

         At the time of the award of performance shares, the Board of Directors shall establish a range of performance goals to be achieved during the performance period, including, without limitation, earnings, return on capital, or any performance goal approved by our stockholders in accordance with Section 162(m) of the IRS Code. Attainment of the highest performance goal for the performance period will earn 100% of the performance shares awarded for the performance period; failure to attain the lowest performance goal will result in the participant earning no performance shares. Attainment of the performance goals will be calculated from our financial statements, excluding changes in federal income tax rates and the effect of non-recurring and extraordinary items. The performance goals may vary for difference performance periods and need not be the same for each participant receiving an award during a performance period.

         If the participant's employment by us, membership on our Board of Directors, or engagement by us as a consultant is terminated before the end of any performance period, or upon the participant's death, retirement or disability, the Board of Directors, taking into consideration the performance of such participant and our performance over the performance period, may authorize the issuance to the participant or his or her legal representative or designated beneficiary all or a portion of the performance shares which would have been issued to him or her had the participant's employment, board membership or consulting engagement continued to the end of the performance period. If the participant's employment, board membership or consulting engagement terminates before the end of the performance period for any other reason, all performance shares are forfeited.

         Notwithstanding the foregoing, but subject to any stockholder approval or other requirements of Section 162(m) of the IRS Code, the Board of Directors in its discretion and as determined at the time of award of the performance shares, may provide the participant with the option of receiving cash in lieu of the performance shares in an amount determined at the time of award including, without limitation, by one or more of the following methods:

         - the fair market value of the number of shares subject to the performance shares agreement on the date of award, or
         - part or all of any increase in the fair market value since such date, or
         - part or all of any dividends paid or payable on the number of shares subject to the performance share agreement, or
         - any other amounts which in the board's sole discretion are reasonably related to the achievement of the applicable performance goals, or
         -        any combination of the foregoing.

         The purchase price for restricted shares or performance shares granted under the Plan shall be set by the Board of Directors but may not be less than par value. Payment of the purchase price for the restricted shares or performance share may be made in either,

         -        cash, or
         - by delivery of unrestricted shares of our Common Stock having a fair market value on the date of such delivery equal to the total purchase price, or
         -        a combination of either of these methods.

         The restricted stock awards, performance stock awards and stock options are subject to accelerated vesting in the event of our change of control. We may, at our option, terminate all unexercised stock options 30 days after a change in control and pay to the participant holding these unexercised options cash in an amount equal to the difference between fair market value and the exercise price of the stock option. If the fair market value is less than the exercise price, we may terminate the options without payment to the holder. The per share purchase price of shares subject to Plan options granted under the Plan or related to performance share awards or restricted share awards may be adjusted in the event of certain changes in our capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of such option or award. No participant in our Plan has any rights as a stockholder until the shares subject to the Plan options or stock awards have been duly issued and delivered to him or her.

         We have an option to purchase any shares of our Common Stock which have been issued to Plan participants pursuant to restricted stock awards, performance stock awards or stock options if the participant ceases to be our employee, a member of our Board of Directors or a consultant to us for any reason. We must exercise our repurchase right at the time of termination. The purchase price for any shares we repurchase will be equal to the fair market value of the our total stockholder's equity divided by the total outstanding shares of our Common Stock on the last day of that calendar month, calculated on a fully-diluted basis. If we exercise our repurchase right, we much close the transaction within 20 days from the termination date. At closing, we are entitled to delivery a one-year promissory note as payment for the purchase price or, at our option, we may pay same in cash at closing.

         We also have a right of first refusal to meet the offer if the holder of any shares of our Common Stock awarded or issued pursuant to our Plan desires to sell such shares to a third party.

         The Board of Directors may amend, suspend or terminate our Plan at any time, except that no amendment shall be made which:

         - increases the total number of shares subject to the Plan or changes the minimum purchase price therefore (except in either case in the event of adjustments due to changes in our capitalization), or
         - affects outstanding Plan options or any exercise right thereunder, or
         -        extends the term of any Plan option beyond 10 years, or
         -        extends the termination date of the Plan.

         Unless the Plan shall be earlier suspended or terminated, the Plan shall terminate 10 years from the date of the Plan's adoption by our stockholders. Any such termination of our Plan shall not affect the validity of any Plan options previously granted thereunder.

Federal Income Tax Effects.
---------------------------

         The following discussion applies to our Plan and is based on federal income tax laws and regulations in effect on December 31, 2003. It does not purport to be a complete description of the federal income tax consequences of the Plan, nor does it describe the consequences of state, local or foreign tax laws which may be applicable. Accordingly, any person receiving a grant under the Plan should consult with his or her own tax adviser.

         Our Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the IRS Code.

         An employee granted an incentive stock option does not recognize taxable income either at the date of grant or at the date of its timely exercise. However, the excess of the fair market value of Common Stock received upon exercise of the incentive stock option over the option exercise price is an item of tax preference under Section 57(a)(3) of the IRS Code and may be subject to the alternative minimum tax imposed by Section 55 of the IRS Code. Upon disposition of stock acquired on exercise of an incentive stock option, long-term capital gain or loss is recognized in an amount equal to the difference between the sales price and the incentive stock option exercise price, provided that the option holder has not disposed of the stock within two years from the date of grant and within one year from the date of exercise. If the incentive stock option holder disposes of the acquired stock (including the transfer of acquired stock in payment of the exercise price of an incentive stock option) without complying with both of these holding period requirements ("Disqualifying Disposition"), the option holder will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the incentive stock option is exercised (the value six months after the date of exercise may govern in the case of an employee whose sale of stock at a profit could subject him to suit under Section 16(b) of the Securities Exchange Act of 1934) or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on how long the shares are held. In the event of a Disqualifying Disposition, the incentive stock option tax preference described above may not apply (although, where the Disqualifying Disposition occurs subsequent to the year the incentive stock option is exercised, it may be necessary for the employee to amend his or her return to eliminate the tax preference item previously reported). We are not entitled to a tax deduction upon either exercise of an incentive stock option or disposition of stock acquired pursuant to such an exercise, except to the extent that the option holder recognized ordinary income in a Disqualifying Disposition.

         If the holder of an incentive stock option pays the exercise price, in full or in part, with shares of previously acquired Common Stock, the exchange should not affect the incentive stock option tax treatment of the exercise. No gain or loss should be recognized on the exchange, and the shares received by the employee, equal in number to the previously acquired shares exchanged therefor, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. The employee will not, however, be able to utilize the old holding period for the purpose of satisfying the incentive stock option statutory holding period requirements. Shares received in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the Common Stock is issued to the employee upon exercise of the incentive stock option. If an exercise is effected using shares previously acquired through the exercise of an incentive stock option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred.

         In respect to the holder of non-qualified options, the option holder does not recognize taxable income on the date of the grant of the non-qualified option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. However, if the holder of non-qualified options is subject to the restrictions on resale of Common Stock under Section 16 of the Securities Exchange Act of 1934, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the Common Stock at the end of the six-month period. Nevertheless, such holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the option holder is deductible by us in the year that income is recognized.

         In connection with the issuance of stock grants as compensation, the recipient must include in gross income the excess of the fair market value of the property received over the amount, if any, paid for the property in the first taxable year in which beneficial interest in the property either is "transferable" or is not subject to a "substantial risk of forfeiture." A substantial risk of forfeiture exists where rights and property that have been transferred are conditioned, directly or indirectly, upon the future performance (or refraining from performance) of substantial services by any person, or the occurrence of a condition related to the purpose of the transfer, and the possibility of forfeiture is substantial if such condition is not satisfied. Stock grants received by a person who is subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 is considered subject to a substantial risk of forfeiture so long as the sale of such property at a profit could subject the stockholder to suit under that section. The rights of the recipient are treated as transferable if and when the recipient can sell, assign, pledge or otherwise transfer any interest in the stock grant to any person. Inasmuch as the recipient would not be subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 and the stock grant, upon receipt following satisfaction of condition prerequisites to receipt, will be presently transferable and not subject to a substantial risk of forfeiture, the recipient would be obligated to include in gross income the fair market value of the stock grant received once the conditions to receipt of the stock grant are satisfied.

Restrictions Under Federal Securities Laws.
-------------------------------------------

         The sale of our Common Stock issuable upon pursuant to our Plan must be made in compliance with federal and state securities laws. Our officers, directors and 10% or greater stockholders, as well as certain other persons or parties who may be deemed to be "affiliates" of ours under federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 promulgated under the Securities Act or other applicable exemption. Our officers, directors and 10% and greater stockholders may also be subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934.

Reasons for Adoption of the Stock Option Plan Amendment.
-------------------------------------------------------

         As of the Record Date, options for 1,000,000 shares of Common Stock have been granted pursuant to the Plan, at exercise prices ranging from $.14 to $.15 per share. If the Stock Option Plan Amendment was not adopted, the Company would be limited in ability to grant additional options under the Plan which could adversely affect its ability to attract and retain qualified personnel. The potential benefit to be received from a Plan option is dependent on increases in the market price of the Common Stock. The ultimate dollar value of the Plan options that have been or may be granted under the Plan is not currently ascertainable. On the Record Date the closing price of the Company's Common Stock as reported on the OTC Bulletin Board was $.35.

No Dissenter's Rights.
----------------------

         Under Florida law, shareholders are not entitled to dissenter's rights of appraisal with respect to the Stock Option Plan Amendment to increase the number of shares of Common Stock of the Company issuable upon the exercise of options granted under the Plan.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders of the Company which are intended to be presented by such stockholders at the annual meeting of stockholders to be held in 2006 must be received by the Company no later than October 1, 2005, in order to have them included in the information statement and form of information statement relating to that meeting.

                              ACCOMPANYING REPORTS

         The Company's Annual Report on Form 10-KSB, including audited consolidated financial statements as at and for the years ended July 31, 2004 and July 26, 2003, accompany this information statement.

                           BY ORDER OF THE BOARD OF DIRECTORS

                           /s/ Carl Herndon, Sr.
                           -----------------------------------------------------
                           Carl Herndon, Sr., Chairman of the Board of Directors